Exhibit 10.6

MASTER AGREEMENT

This Master Agreement (the "Agreement"), dated July 20, 2021, is between Trinity Mining Technologies LLC ("Trinity Mining Technologies ") and EdgeMode Inc, ("Customer"). In consideration of the promises set forth below, the parties agree as follows:

1.	Services. Subject to the terms and conditions of this Agreement, Trinity Mining Technologies shall provide, and Customer shall pay for, the colocation, managed and other services (the "Service " for Customer's equipment (the "Equipment") identified on the order form attached hereto as Exhibit A, as may be updated in writing and duly signed by Customer and Trinity Mining Technologies from time to time (the "Order Form"). Trinity Mining Technologies shall provide the Services consistent with, and as more fully described in, its customer Handbook.

2.	Colocation Services.

2.1.	Colocation Facility. Trinity Mining Technologies will provide cryptocurrency mining facility, including rack space, electrical power, ambient air cooling, internet connectivity and physical security ("Colocation Services") for the Equipment at the Trinity Mining Technologies facility specified the Order Form (the "Facility") in accordance with the Customer Handbook.

2.2.	Acceptable Use Policy. Customer's receipt of Colocation Services and its use of Equipment under this Agreement is subject to Customer's compliance with Trinity Mining Technologies 's then-current Acceptable Use Policy, incorporated herein, as Trinity Mining Technologies may update from time to time in its sole discretion.

2.3.	Transfer of Equipment. Customer shall provide prompt written notice to Trinity Mining Technologies if it transfers legal title to any Equipment to a third party. In the event of such a transfer, Customer shall remain obligated to pay Trinity Mining Technologies the Monthly Service Fees for the transferred Equipment for the remainder of the term applicable to such Equipment (the "Equipment Term") unless and until such Equipment is placed into service under, and is subject to, a collocation agreement between the acquiring third party and Trinity Mining Technologies , which shall be at Trinity Mining Technologies’s sole discretion.

2.4.	Transfer of Services. Customer may not sublicense, assign, delegate or otherwise transfer its receipt of Colocation Services under this Agreement to any third party without Trinity Mining Technologies 's express written consent, which Trinity Mining Technologies may withhold in its sole discretion. In the event Trinity Mining Technologies gives consent, Customer shall remain fully responsible and liable to Trinity Mining Technologies for the performance of all of Customer's obligations under this Agreement, and under no circumstances shall Trinity Mining Technologies be deemed to be providing any Colocation Services to any third party for Customer or on its behalf.

3.	Managed Services.

3.1	Managed Services. Trinity Mining Technologies will provide managed services for the Equipment as elected on the Order Form ("Managed Services"). Trinity Mining Technologies will provide Managed Services in a professional and workmanlike manner consistent with the Customer Handbook. If Customer does not elect Managed Services, Customer shall be solely responsible for configuring and maintaining the Equipment remotely via VPN.

3.2	Third-Party Management. Customer shall notify Trinity Mining Technologies if it engages a third party to provide services on its behalf with respect to the Equipment. Customer shall be fully responsible and liable to Trinity Mining Technologies under this Agreement for any acts or omissions by and third-party service provider acting for or on its behalf..

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4.	Term and Termination.

4.1.	Term. This Agreement shall be effective as of the date on which it has been executed by both Trinity Mining Technologies and Customer (the "Effective Date"), and shall remain in effect for the remainder of any Equipment Term set forth on the Order Form. The Equipment Term for the Equipment shall commence as of the date Trinity Mining Technologies notifies Customer in writing that such Equipment has been received and turned on by Trinity Mining Technologies .

4.2.	Equipment Return. Upon Customer's written request, and provided Customer has paid all amounts then due and owing under this Agreement, Trinity Mining Technologies shall decommission and return the corresponding Equipment to Customer upon the expiration of an Equipment Term as provided in Section 10-4.

4.3.	Termination for Cause. Trinity Mining Technologies may terminate this Agreement for cause immediately upon written notice to Customer if Customer: (a) fails to make any payment(s) due pursuant to this Agreement; (b) violates, or fails to perform or fulfill any covenant or provision of this Agreement, and any such matter is not cured within ten (10) days after written notice from Trinity Mining Technologies; (c) enters into bankruptcy, dissolution, financial failure or insolvency; or (d) enters into an assignment, sale or merger with a third party, unless approved in writing in advance by Trinity Mining Technologies (each, a "Default").

5.	Fees and Payment.

5.1.	Initial Fees. The Initial Setup Fees and Initial Deposit set forth on the Order Form and any Hardware Deposit shall be due and payable as of the date on which Trinity Mining Technologies and Customer have both executed the Order Form.

5.2.	Monthly Fees. On the first day of every month during the Term of this Agreement, Customer shall pay Trinity Mining Technologies the Monthly Service Fees and Monthly Package Fees (collectively,the "Fees") set forth on the Order Form. Trinity Mining Technologies reserves the right to adjust the Monthly Service Fees if the configuration or performance of the Equipment differs materially from that stated on the Order Form, as reasonably determined by Trinity Mining Technologies.

5.3.	Taxes. All amounts payable by Customer under this Agreement are exclusive of, and Customer shall solely be responsible for paying, all taxes, duties and fees, including federal, state and local taxes on manufacture, sales, gross income, receipts, occupation and use, not based on Trinity Mining Technologies's income that arise out of this Agreement.

5.4	Payment Method. All payments due and owing under this Agreement shall be made through automated clearing house ("ACH") transfers by Trinity Mining Technologies from an account established by Customer at a United States bank designated by Customer (the "Payment Account"). Customer hereby agrees to execute and deliver to Trinity Mining Technologies or its ACH payment agent an authorization agreement authorizing Trinity Mining Technologies to initiate ACH transfers from the Payment Account to Trinity Mining Technologies in the amounts required or permitted under this Agreement. For as long as this Agreement remains effective, Customer shall be responsible for all costs, expenses or other fees and charges incurred by Trinity Mining Technologies as a result of any failed or returned ACH transfers, whether resulting from insufficient sums being available in the Payment Account or otherwise. Any other payment method must be pre-authorized by Trinity Mining Technologies and will be subject to a fee.

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6.	Network and Access.

6.1.	Network. Trinity Mining Technologies will provide a minimum of 100 mbps of local network connectivity to each piece of Equipment on a single Ethernet segment. Customer may elect to use Trinity Mining Technologies's standard firewall and Dynamic Host Configuration Protocol ("DHCP") services by notifying Trinity Mining Technologies in writing. Customer is solely responsible for all network and device security, including providing an appropriate firewall and managing passwords. Customer acknowledges and agrees that Trinity Mining Technologies may monitor Customer's network usage and traffic and Customer hereby authorizes Trinity Mining Technologies to access, collect and use data relating to the Equipment and Customer's use thereof.

6.2.	Access. Only those persons specifically authorized by Trinity Mining Technologies in writing may access the Facility. Trinity Mining Technologies may deny or suspend Customer's access to the Equipment based on Trinity Mining Technologies's then-current Security Policies and Procedures, which include, but are not limited to:

6.2.1.	All access into the Facility must be supervised by a Trinity Mining Technologies representative;

6.2.2.	Customer shall provide one (1) day' written notice to Trinity Mining Technologies prior to any maintenance or repair of the Equipment;

6.2.3.	Customer shall perform Equipment maintenance and repairs during normal business hours (Monday-Friday, 7AM - 6PM Central Time);

6.2.4	Customer may request immediate or after-hour access to the Facility to perform emergency maintenance. Trinity Mining Technologies will make every reasonable attempt to accommodate Customer's after-hour emergency access requests.

Customer shall be solely responsible for any damage or loss caused by anyone acting for or on its behalf while at the Facility.

6.3.	Hazardous Conditions. If, in the reasonable discretion of Trinity Mining Technologies , any hazardous conditions arise on, from, or affecting the Facility, whether caused by Customer or a third party, Trinity Mining Technologies is hereby authorized to suspend service under this Agreement without subjecting Trinity Mining Technologies to any liability.

6.4	Demand Response/Load Resource Participation Program. Customer acknowledges and understands that Trinity Mining Technologies participates in various Demand Response/Load Resource Participation Programs ("LRP Program") at its facilities. As set forth in the Customer Handbook, the LRP Program provides the local grid operator with the capability to shut off the power load serving Trinity Mining Technologies customers in response to emergency load situations. Customer agrees that the Fees reflect Trinity Mining Technologies 's participation in the LRP Program and that Trinity Mining Technologies shall have no liability to Customer for any actions or omissions due to or resulting from its participation in the LRP Program.

7.	Removals and Relocation of Equipment.

7.1.	Relocation. Trinity Mining Technologies may require Customer to relocate the Equipment within the facility or to another Trinity Mining Technologies facility upon twenty (20) days' prior written notice to Customer, provided that the site of relocation shall afford comparable environmental conditions for the Equipment and comparable accessibility to the Equipment. Notwithstanding the foregoing, Trinity Mining Technologies shall not arbitrarily or capriciously require Customer to relocate the Equipment. If the Equipment is relocated according to this Section, the reasonable costs of relocating the Equipment and improving the Facility to which the Equipment will be relocated shall be borne by Trinity Mining Technologies .

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7.2.	Interference. If at any time the Equipment causes unacceptable interference to existing or prospective Trinity Mining Technologies customers or their Equipment in Trinity Mining Technologies's reasonable opinion, Trinity Mining Technologies may require Customer to remove or relocate the Equipment at Customer's sole expense. If Customer is unable to cure such interference by relocating the Equipment, Trinity Mining Technologies may terminate this Agreement without further obligation to Customer under this Agreement.

7.3.	Emergency. In the event of an emergency, as determined in Trinity Mining Technologies's reasonable discretion, Trinity Mining Technologies may rearrange, remove, or relocate the Equipment without any liability to Trinity Mining Technologies . Notwithstanding the foregoing, in the case of emergency, Trinity Mining Technologies shall provide Customer, to the extent practicable, reasonable notice prior to rearranging, removing, or relocating the Equipment.

7.4	Equipment Return. Provided that Customer has paid all amounts then due and owing under this Agreement, Trinity Mining Technologies shall decommission and make the corresponding Equipment available to Customer for pickup at, or shipment from, the Facility within five (s) business days of Customer's written request. Customer shall be responsible for packing and removing the Equipment from the Facility at its sole cost, expense and risk within seven (7) business days of the date on which Trinity Mining Technologies notifies Customer that the Equipment is available for return. If Customer does not remove the Equipment as provided herein, Customer agrees that legal title to the Equipment shall transfer to Trinity Mining Technologies . Customer shall remain liable to Trinity Mining Technologies for all amounts due for the remainder of the applicable Equipment Term for such Equipment, if any.

8.	Customer Responsibilities.

8.1.	Compliance with Laws. Customer's use of the Facility and the Equipment located at the Facility must at all times conform to all applicable laws, including international laws, the laws of the United States of America, the laws of the states in which Customer is doing business, and the laws of the city, county and state where the Facility is located.

8.2.	Licenses and Permits. Customer shall be responsible for obtaining any licenses, permits, consents, and approvals from any federal, state or local government that may be necessary to install, possess, own, or operate the Equipment.

8.3.	Insurance. Customer acknowledges that Trinity Mining Technologies is not an insurer and Equipment is not covered by any insurance policy held by Trinity Mining Technologies . Customer is solely responsible for obtaining insurance coverage for the Equipment. Customer shall have commercial general liability insurance for both bodily injury and property damage.

8.4.	Equipment in Good Working Order. Except with respect to Acquired Hardware, Customer shall be responsible for delivering the Equipment to the Facility in good working order and suitable for use in the Facility. Customer shall be responsible for any and all costs associated with the troubleshooting and repair of Equipment received in non-working order, including parts and labor at Trinity Mining Technologies 's then-current rates. Trinity Mining Technologies is not responsible in any way for installation delays or loss of profits as a result of Equipment deemed not to be in good working order upon arrival at Facility.

8.5.	Representations. Customer represents and warrants that (i) it is properly constituted and organized, (ii) it is duly authorized to enter into and perform this Agreement, and (iii) the execution and delivery of this Agreement and its performance of its duties hereunder will not violate the terms of any other agreement to which it is a party or by which it is bound.

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9.	Common Carrier. Trinity Mining Technologies and Customer agree that Trinity Mining Technologies is acting solely as a common carrier in its capacity of providing the Service hereunder and is not a publisher of any material or information. Furthermore, Trinity Mining Technologies has no right or ability to censor materials or information traversed through Trinity Mining Technologies's networks.

10.	Limitation of Liability.

10.1.	Customer understands and acknowledges that, in certain situations, Services and Equipment functionality may be unavailable due to factors outside of Trinity Mining Technologies 's control. This includes, but is not limited to force majeure, weather, network failures, pool operator failures, denial of service attacks, currency network outages, hacking or malicious attacks on the crypto networks or exchanges, power outages, or Acts of God. TRINITY MINING TECHNOLOGIES SHALL HAVE NO OBLIGATION, RESPONSIBILITY, OR LIABILITY FOR ANY OF THE FOLLOWING: (A) ANY INTERRUPTION OR DEFECTS IN THE EQUIPMENT FUNCTIONALITY CAUSED BY FACTORS OUTSIDE OF TRINITY MINING TECHNOLOGIES'S REASONABLE CONTROL; (B) ANY LOSS, DELETION, OR CORRUPTION OF CUSTOMER'S DATA OR FILES WHATSOEVER; (C) ANY LOST REVENUE TO CUSTOMER DURING OUTAGES, EQUIPMENT FAILURES, ETC.; (D) DAMAGES RESULTING FROM ANY ACTIONS OR INACTIONS OF CUSTOMER OR ANY THIRD PARTY NOT UNDER TRINITY MINING TECHNOLOGIES'S CONTROL; OR (E) DAMAGES RESULTING FROM EQUIPMENT OR ANY THIRD PARTY EQUIPMENT.

10.2.	IN NO EVENT SHALL TRINITY MINING TECHNOLOGIES BE LIABLE TO CUSTOMER OR ANY OTHER PERSON, FIRM, OR ENTITY IN ANY RESPECT, INCLUDING, WITHOUT LIMITATION, FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES, INCLUDING LOSS OF PROFITS OF ANY KIND OR NATURE WHATSOEVER, ARISING OUT OF MISTAKES, NEGLIGENCE, ACCIDENTS, ERRORS, OMISSIONS, INTERRUPTIONS, OR DEFECTS IN TRANSMISSION, OR DELAYS, INCLUDING, BUT NOT LIMITED TO, THOSE THAT MAY BE CAUSED BY REGULATORY OR JUDICIAL AUTHORITIES ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OBLIGATIONS OF TRINITY MINING TECHNOLOGIES PURSUANT TO THIS AGREEMENT. TRINITY MINING TECHNOLOGIES 'S TOTAL CUMULATIVE LIABILITY UNDER THIS AGREEMENT, WHETHER UNDER CONTRACT LAW, TORT LAW, WARRANTY, OR OTHERWISE, SHALL BE LIMITED TO DIRECT DAMAGES NOT TO EXCEED THE AMOUNTS ACTUALLY RECEIVED BY TRINITY MINING TECHNOLOGIES FROM CUSTOMER IN THE TWELVE (12) MONTHS PRIOR TO THE DATE OF THE EVENT GIVING RISE TO THE CLAIM.

10.3.	Remedy. Customer's sole remedy for Trinity Mining Technologies's non-performance of its obligations under this Agreement shall be a refund of any fees paid to Trinity Mining Technologies for the then-current service month. Unless applicable law requires a longer period, any action against Trinity Mining Technologies in connection with this Agreement must be commenced within one (1) year after the cause of the action has accrued.

10.4.	Insurance loss. Customer agrees to look exclusively to Customer's insurer to recover for injury or damage in the event of any loss or injury, and releases and waives all right of recovery against Trinity Mining Technologies .

11.	Indemnification. Customer shall indemnify, hold harmless and defend Trinity Mining Technologies employees, agents, directors, owners, executives, representatives, and subcontractors from any and all third-party liability, claim,judgment, loss, cost, expense or damage, including attorneys' fees and legal expenses, arising out of or relating to the Equipment or Customer's use thereof, or any injuries or damages sustained by any person or property due to any direct or indirect act, omission, negligence or misconduct of Customer, its agents, representatives, employees, contractors and their employees and subcontractors and their employees, including due to a breach of this Agreement by Customer. Customer shall not enter into any settlement or resolution with a third party under this section without Trinity Mining Technologies's prior written consent, which shall not be unreasonably withheld.

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12.	Miscellaneous.

12.1.	Entire Agreement. This Agreement, including the Order Form and any documents referenced herein, constitutes the parties' entire understanding regarding its subject and supersedes all prior or contemporaneous communications, agreements and understanding between them relating thereto. Customer acknowledges and agrees that it has not, and will not, rely upon any representations, understandings, or other agreements not specifically set forth in this Agreement. This Agreement shall not be superseded, terminated, modified or amended except by express written agreement of the parties that specifically identifies this Agreement.

12.2.	Creditworthiness. Customer solvency and ability to fund necessary security deposits and capital expenditures associated with the commitment to utilize such power is a requirement by Trinity Mining Technologies and associated power purchase agreement. Entire agreement and terms set forth herein are subject to verification and validation of customer's credit worthiness and ability to fulfill its' monthly hosting obligation as a tenant in a Trinity Mining Technologies data center. If Trinity deems the customer does not have the ability to fulfill the obligations as a paying customer for the power capacity requested, at their sole discretion, this agreement can be considered null and void.

12.3.	Site specific. Trinity Mining Technologies reserves the right to locate the customer at any hosting facility that has the necessary power capacity needs of the customer, whether directly owned or indirectly involved in said site.

12.4	Trinity Mining Technologies. Trinity Mining Technologies maintains the ability to

12.5.	Waiver, Severability. The waiver of any breach or default does not constitute the waiver of any subsequent breach or default. If any provision of this Agreement is held to be illegal or unenforceable, it shall be deemed amended to conform to the applicable laws or regulations, or, if it cannot be so amended without materially altering the intention of the parties, it shall be stricken and the remainder of this Agreement shall continue in full force and effect.

12.6.	Assignment. Neither this Agreement nor any right or obligation arising under this Agreement may be assigned by Customer in whole or in part, without the prior written consent of Trinity Mining Technologies at its sole discretion. Trinity Mining Technologies may at any time assign, transfer, delegate or subcontract any or an of its rights or obligations under this Agreement without Customer's prior written consent. Subject to the restrictions on assignment of this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties, their legal representatives, successors, and assigns.

12.7.	Force Majeure. Neither party shall be liable in any way for delay,failure in performance, loss or damage due to any of the following force majeure conditions: fire, strike, embargo explosion, power failure, flood, lightning, war, water, electrical storms, labor disputes, civil disturbances, governmental requirements, acts of civil or military authority, acts of God acts of public enemies, inability to secure replacement parts or materials, transportation facilities, or other causes beyond its reasonable control, whether or not similar to the foregoing. This also includes planned service and maintenance needs.

12.8.	Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Minnesota, without giving effect to principals of conflicts of laws. Any action arising out of or relating to this Agreement shall be brought only in the state or federal courts located in the State of Minnesota, and Recipient consent to the exclusive jurisdiction and venue of such courts. An action by a party to enforce any provision of this Agreement shall not relieve the other party from any of its obligations under this Agreement, and no failure to enforce any provision of this Agreement shall constitute a waiver of any future default or breach of that or any other provision.

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12.9.	Relationship of the Parties. The parties agree that their relationship hereunder is in the nature of independent contractors. Neither party shall be deemed to be the agent, partner, joint venturer or employee of the other, and neither shall have any authority to make any agreements or representations on the other's behalf. Each party shall be solely responsible for the payment of compensation, insurance and truces of its own personnel, and such personnel are not entitled to the provisions of any employee benefits from the other party. Neither party shall have any authority to make any agreements or representations on the other's behalf without the other's written consent. Additionally, Trinity Mining Technologies shall not be responsible for any costs and expenses arising from Customer's performance of its duties and obligations pursuant to this Agreement.

12.10.	Third-Party Beneficiaries. Nothing in this Agreement is intended, nor shall anything herein be construed to confer any rights, legal or equitable, in any person or entity other than the parties hereto and their respective successors and permitted assigns.

12.11.	Construction: Interpretation. Unless the context otherwise requires, words in the singular include the plural, and in the plural include the singular; masculine words include the feminine and neuter; "or" means "either or both" and shall not be construed as exclusive; "including" means "including but not limited to"; "any" and "all" shall not be construed as terms of limitation; and, a reference to a thing (including any right or other intangible as set) includes any part or the whole thereof. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply to the interpretation and construction of this Agreement, and this Agreement shall be construed as having been jointly drafted by the parties. The titles and headings for particular paragraphs, sections and subsections of this Agreement have been inserted solely for reference purposes and shall not be used to interpret or construe the terms of this Agreement.

12.12.	Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same document.

IN WITNESS WHEREOF, the parties have executed this Agreement in a manner appropriate to each and with the authority to do so as of the date set forth below.

Trinity Mining Team	Customer:

By: /s/ Parker Handlow	By: /s/ Simon Wajcenberg
Name: Parker Handlow	Name: Simon Wajcenberg
Its: Manager	Its: Director

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Document Ref: RXU7R - FDPBZ - FN5HR - BUBRP Page 1 of 10

Document Ref: RXU7R - FDPBZ - FN5HR - BUBRP Page 2 of 10

Billing Example: 96% hashrate performance	
Expected Total Monthly Service Fees	$1200.00
Hashrate Performance Adjustment (-2.4%)	-$28.80
Actual Usage	$1171.20
Prepaid Minimum Service Fee	-$840.00
Balance Due	**$331.20**

Billing Example: 105% hashrate performance	
Expected Total Monthly Service Fees	$1200.00
Hashrate Performance Adjustment (3%)	36.00
Actual Usage	$1236.00
Prepaid Minimum Service Fee	-$840.00
Balance Due	**$396.00**

Firmware:

Customer acknowledges and agrees that its use of alternate or non-standard firmware may be subject to third-party fees or other charges, which shall be Customer's sole responsibility. Customer acknowledges and agrees that Trinity Mining Technologies' consent to Customer's use of alternate or non-standard firmware and itsprovision of services relating thereto is for Customer's convenience on an as-is basis, that Customer's use of alternate or non-standard firmware is at Customer's sole risk, and that Trinity Mining Technologies does not make any warranties or guarantees, whether express or implied, with respect thereto.

Order Type:

☐ **For orders designated as "Renewal" or "Change Order":** This Order Form replaces all then-existing order forms under the applicable Agreement between Trinity Mining Technologies and Customer for the identified Equipment, with all other order forms remaining in full force and effect. The Previous Orders and EquipmentList attached and appended hereto identifies the Equipment that remains subject to a prior order form as of the date of this Order Form.

☒ **For orders designated as "New":** This Addendum is and shall be in addition to all then-existing order forms under the applicable Agreement between Trinity Mining Technologies and Customer, which order forms shall remain in full force and effect. The Previous Orders and Equipment List attached and appended hereto identifies the Equipment that remains subject to a prior order form as of the date of this Order Form.

Trinity Mining Technologies LLC

By: [signature]

Name: Parker Handlin

Its: Manager

Customer

By: Simon Wajcenberg

Name: Simon Wajcenberg

Its: Director

Document Ref: RXU7R-FDPBZ-FN5HR-BUBRP

Page 10 of 10

SA au capital de 1 596 908.70€ - Siret : 48378434400028 – Code NAF : 7022Z – N Σ de TVA : FR50483784344 2CRSI | www.2crsi.com | contact@2crsi.com | 32 rue Jacobi - Netter, 67200 Strasbourg | Tél : +33 (0) 3 68 41 10 60 Qty Brand P/N Unit Price total Pre - payment 36 Octopus server including 8 x Nvidia RTX 2CRSI Octopus 1.13H $ 2,800.00 $ 100,800.00 1 Motherboard Single socket 1151 Intel® i7/i5/i3/Pentium/Celeron GbE port with RJ45 connector 1 Intel ® Pentium® Processor G4400 (2 - cores, 3MB Cache, 3.3GHz, 54W) 1 x 8 GB DDR4 unbuffured 1 SSD - 32GB - SATA 5 GPU CUDA Cores: 3072 / Tensor Cores: 384 / RT Cores: 48 / 16 GB GDDR6 with ECC 3 GPU CUDA Cores: 8704 / Tensor Cores: 272 / RT Cores: 68 / 10 GB GDDR6 with ECC 1 Assembly and initial tests 1 Rack + network + Internet connection + cables + cabling INTEL NVIDIA NVIDIA PENTIUM G4400 QUADRO RTX5000 QUADRO RTX3080 24 month $ 435.00 $ 15,660.00 puissance de calcul 490.50 MH/s 17658.00 MH/s powe r comsumption 1300.00 W 46.80 kW expected revenue 24m (8th July 21)* $ 26,104.80 $ 939,772.80 rentability of your pre - payment in 77.23 days Additionnal costs : hosting in Nanterre : $150 per MWh + monthly $100 per kW (expected until mid - April) hosting in USA : $50 per MWh + monthly $50 per kW (expected from mid - April) Validity : 8/07/2021 Leadtime : the NVIDIA RTX servers can be ready in 2 or 3 weeks 32 rue Jacobi - Netter - 67200 Strasbourg - France 2crsi.fr Proforma N ƒ PI10708 - 01 DATE : 07/02/2021 Sales representative : Fred RASSAM Mobile : +1 707 874 8759 E - Mail : fra@2crsi.com Project manager : Andrei Nadai Mobile : +33 783 18 65 22 E - Mail : an@2crsi.com Please go ahead 07 / 08 / 2021 Document Ref: PTJGE - MPAWU - X48YV - GUQLC Page 1 of 1

Signature Certificate Document Ref.: PTJGE - MPAWU - X48YV - GUQLC Document signed by: Simon Wajcenberg E - mail: sw@northblock.io Signed via link IP: 31.49.147.193 Date: 08 Jul 2021 07:44:56 UTC Document completed by all parties on: 08 Jul 2021 07:44:56 UTC Page 1 of 1 Signed with PandaDoc.com PandaDoc is a document workflow and certified eSignature solution trusted by 25,000+ companies worldwide.

SA au capital de 1 596 908.70€ - Siret : 48378434400028 – Code NAF : 7022Z – N Σ de TVA : FR50483784344 2CRSI | www.2crsi.com | contact@2crsi.com | 32 rue Jacobi - Netter, 67200 Strasbourg | Tél : +33 (0) 3 68 41 10 60 * estimation from https://whattomine.com/ with difficulty for revenue "average last 24h" Additionnal costs : hosting in Nanterre : $150 per MWh + monthly $100 per kW (expected until mid - April) hosting in USA : $50 per MWh + monthly $50 per kW (expected from mid - April) Validity : 25/03/2021 Leadtime : VEGA servers will be ready in few days in USA, and the NVIDIA RTX servers can be ready in 2 or 3 weeks Qty 648 Brand P/N Un i t Pr i ce total For each server with RTX, you will able to get two with AMD VEGA 10XT Pre - payment 72 Octopus server including 8 x AMD VEGA 10XT 2CRSI Octopus 1.13H $ 2,744.00 $ 197,568.00 1 Motherboard Single socket 1151 Intel® i7/i5/i3/Pentium/Celeron GbE port with RJ45 connector 1 Intel ® Pentium® Processor G4400 (2 - cores, 3MB Cache, 3.3GHz, 54W) 1 x 8 GB DDR4 unbuffured 1 SSD - 32GB - SATA 8 GPU Radeon VEGA 10XT 8GB HBM2 1 Assembly and initial tests 1 Rack + network + Internet connection + cables + cabling INT E L AMD PENTIUM G4400 RADEON VEGA 10XT 24 month $ 344.00 $ 24,768.00 computing power 390.00 MH/s 28080.00 MH/s power comsumption 1774.00 W 127.73 kW expected revenue 24m (on 3/25/2021)* $ 27,703.50 ########### rentability of your pre - payment in 53.49 days Pre - payment 36 Octopus server including 8 x Nvidia RTX 2CRSI Octopus 1.13H $ 2,840.00 $ 102,240.00 1 Motherboard Single socket 1151 Intel® i7/i5/i3/Pentium/Celeron GbE port with RJ45 connector 1 Intel ® Pentium® Processor G4400 (2 - cores, 3MB Cache, 3.3GHz, 54W) 1 x 8 GB DDR4 unbuffured 1 SSD - 32GB - SATA 6 GPU CUDA Cores: 3072 / Tensor Cores: 384 / RT Cores: 48 / 16 GB GDDR6 with EC 2 GPU CUDA Cores: 5888 / Tensor Cores: 184 / RT Cores: 46 / 8GB GDDR6 1 Assembly and initial tests 1 Rack + network + Internet connection + cables + cabling INTEL NVI D I A NVI D I A PENTIUM G4400 QUADRO RTX5000 Geforce RTX3070 24 month $ 410.00 $ 14,760.00 puissance de calcul 342.00 MH/s 12312.00 MH/s power comsumption 1200.00 W 43.20 kW expected revenue 24m (on 3/25/2021)* $ 24,221.40 $ 871,970.40 rentability of your pre - payment in 63.32 days 32 rue Jacobi - Ne/er - 67200 Strasbourg - France 2crsi.fr Proforma N ƒ PI10325 - 01 DATE : 25/03/2021 Sales representative : Fred RASSAM Mobile : +1 707 874 8759 E - Mail : fra@2crsi.com Project manager : Andrei Nadai Mobile : +33 783 18 65 22 E - Mail : an@2crsi.com Order Approved 2021 - 03 - 26 Document Ref: AXH8R - NWQMT - DMESL - 8NOK8 Page 1 of 1

Signature Certificate Document Ref.: AXH8R - NWQMT - DMESL - 8NOK8 Document signed by: Charlie Faulkner E - mail: cha rli e@edgemode .io Signed via link IP: 2.122.235.5 Date: 26 Mar 2021 11:00:56 UTC Document completed by all parties on: 26 Mar 2021 11:00:56 UTC Page 1 of 1 Signed with PandaDoc.com PandaDoc is the document platform that boosts your company's revenue by accelerating the way it transacts.

SA au capital de 1 596 908.70€ - Siret : 48378434400028 – Code NAF : 7022Z – N Σ de TVA : FR50483784344 2CRSI | www.2crsi.com | contact@2crsi.com | 32 rue Jacobi - Netter, 67200 Strasbourg | Tél : +33 (0) 3 68 41 10 60 Qty 324 Brand P/N Unit Price total For each server with 9 x RTX5000, you will able to get one with 8 x AMD VEGA 10XT Pre - payment 36 Octopus server including 8 x AMD VEGA 10XT 2CRSI Octopus 1.13H $ 3,350.00 $ 120,600.00 1 Motherboard Single socket 1151 Intel® i7/i5/i3/Pentium/Celeron 2 GbE port with RJ45 connector 1 Management port IPMI 2.0 + iKVM 1 Intel ® Pentium® Processor G4400 (2 - cores, 3MB Cache, 3.3GHz, 54W) 1 x 8 GB DDR4 with unbuffered ECC 1 SSD - 32GB - SATA 8 GPU Radeon VEGA 10XT 8GB HBM2 1 Assembly and initial tests 1 Rack + network + Internet connection + cables + cabling Supermicro Aspeed INTEL AMD X11SSM - F AST2500 PENTIUM G4400 RADEON VEGA 10XT leasing per month, 24 months $ 320.00 $ 11,520.00 computing power 392.00 MH/s 14112.00 MH/s power comsumption 1774.00 W 63.86 kW expected revenue 24m (on 2/19/2021) $ 36,864.00 $ 1,327,104.00 rentability of your pre - payment in 49.07 days Pre - payment 36 Octopus server including 9 x Nvidia Quadro RTX5000 2CRSI Octopus 1.13H $ 2,200.00 $ 79,200.00 1 Motherboard Single socket 1151 Intel® i7/i5/i3/Pentium/Celeron 2 GbE port with RJ45 connector 1 Management port IPMI 2.0 + iKVM 1 Intel ® Pentium® Processor G4400 (2 - cores, 3MB Cache, 3.3GHz, 54W) 1 x 8 GB DDR4 with unbuffered ECC 1 SSD - 32GB - SATA 9 GPU CUDA Cores: 3072 / Tensor Cores: 384 / RT Cores: 48 / 16 GB GDDR6 with ECC 1 Assembly and initial tests 1 Rack + network + Internet connection + cables + cabling Supermicro Aspeed INTEL NVIDIA X11SSM - F AST2500 PENTIUM G4400 QUADRO RTX5000 leasing per month, 24 months $ 590.00 $ 21,240.00 computing power 334.80 MH/s 12052.80 MH/s power comsumption 1250.00 W 45.00 kW expected revenue 24m (on 2/19/2021) $ 30,480.00 $ 1,097,280.00 rentability of your pre - payment in 38.98 days Additionnal costs : hosting in Nanterre : $150 per MWh + monthly $100 per kW (expected until begin April) hosting in USA : $50 per MWh + monthly $50 per kW (expected from begin April) Validity : end of februar 2021 32 rue Jacobi - Netter - 67200 Strasbourg - France 2crsi.fr Proforma N ƒ PI10219 - 01 DATE : 19/02/2021 Sales representative : Fred RASSAM Mobile : +1 707 874 8759 E - Mail : fra@2crsi.com Project manager : Andrei Nadai Mobile : +33 783 18 65 22 E - Mail : an@2crsi.com OK for Order Signed on behalf of EdgeMode Inc Simon Wajcenberg Director Document Ref: V6MK9 - ONZEV - EQNQ5 - YRPPA Page 1 of 1

Signature Certificate Document Ref.: V6MK9 - ONZEV - EQNQ5 - YRPPA Document signed by: Simon Wajcenberg Verified E - mail: sw@no rt hb l ock .io I P : 86 . 141 . 42 . 5 8 Date: 19 Feb 2021 09:47:23 UTC Document completed by all parties on: 19 Feb 2021 09:47:23 UTC Page 1 of 1 Signed with PandaDoc.com PandaDoc is the document platform that boosts your company's revenue by accelerating the way it transacts.